Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces FFO per Diluted Share of $0.32 for the First Quarter of 2012

Radnor, PA, April 25, 2012 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, urban and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three-month period ended March 31, 2012.
“We are pleased with our first quarter results and the progress to date on our 2012 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Leasing activity and operational metrics were in line and we are 80% achieved on our speculative revenue target. We completed over $94 million of dispositions during the first quarter, and subsequent to quarter end, executed a $100 million preferred share issuance and associated $50 million preferred share redemption. With the combination of the higher level of executed and anticipated sales activity and the preferred share transactions, partially offset by strong operating performance, we are revising our previously issued 2012 FFO guidance to $1.30 to $1.35 from the prior range of $1.35 to $1.41.”
Financial Highlights

▪
Net income allocated to common shares totaled $7.1 million or $0.05 per diluted share in the first quarter of 2012 compared to a net loss of ($2.6 million) or ($0.02) per diluted share in the first quarter of 2011.

▪
Funds from operations available to common shares and units (FFO) in the first quarter of 2012 totaled $47.1 million or $0.32 per diluted share compared to $48.2 million or $0.33 per diluted share in the first quarter of 2011. Our first quarter 2012 FFO payout ratio was 46.9% ($0.15 common share dividend paid / $0.32 FFO per share).

▪
In the first quarter of 2012, we incurred $12.3 million of revenue maintaining capital expenditures reflecting disbursements related to current and previously executed leases which along with other adjustments to FFO, resulted in $27.8 million of cash available for distribution (CAD) or $0.19 per diluted share compared to $25.4 million of CAD or $0.18 per diluted share in the first quarter of 2011 when we incurred $18.8 million of revenue maintaining capital expenditures. Our first quarter 2012 CAD payout ratio was 78.9% ($0.15 common share dividend paid / $0.19 CAD per share).

Portfolio Highlights

▪
In the first quarter of 2012, our net operating income (NOI) excluding termination revenues and other income items increased 2.6% on a GAAP basis and declined 0.3% on a cash basis for our 225 same store properties which were 86.8% and 85.0% occupied on March 31, 2012 and March 31, 2011, respectively.

▪
During the first quarter of 2012, we commenced occupancy on 982,254 square feet of total leasing activity including 421,383 square feet of renewals, 441,872 square feet of new leases and 118,999 square feet of tenant expansions. We have an additional 532,988 square feet of executed new leasing scheduled to commence subsequent to March 31, 2012.

▪
During the first quarter of 2012, we achieved a 59.7% tenant retention ratio in our core portfolio with positive net absorption of 76,547 square feet. During the first quarter of 2012, we experienced a 5.6% decrease on our renewal rental rates and a 2.1% decrease on our new lease/expansion rental rates, both on a GAAP basis.

▪	At March 31, 2012, our core portfolio of 230 properties comprising 24.9 million square feet was 86.7% occupied and 88.8% leased (reflecting new leases commencing after March 31, 2012).

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Capital Markets Highlights

▪
During the first quarter of 2012 as previously disclosed, we closed a new $600.0 million four-year unsecured revolving credit facility and three unsecured term loans of $150.0 million, $250.0 million and $200.0 million with terms of three, four and seven years, respectively. The maturity of the revolving credit facility, three-year term loan and four-year term loan may each be extended for one additional year at our discretion. We used a portion of the net proceeds from the funding of the three term loans to retire the $297.0 million outstanding balance on our prior $600.0 million unsecured revolving credit facility and the $37.5 million remaining balance on our prior $183.0 million term loan, both of which had been scheduled to mature on June 29, 2012 and are now terminated, and used the balance of the net proceeds for general corporate purposes including the establishment of interim cash balances. We currently have no outstanding balance on our new $600.0 million unsecured revolving credit facility.

▪
During the first quarter of 2012, we repurchased $4.0 million of our 2012, 2014 and 2015 unsecured senior notes in a series of open-market transactions and incurred a ($0.2 million) loss on the early extinguishment of debt. We funded these repurchases with available corporate funds.

▪
During the first quarter of 2012, we used available corporate funds to fund $12.0 million towards our 20% share of a $60.0 million mortgage loan repayment completed by one of our unconsolidated real estate ventures.

▪	At March 31, 2012, our net debt to gross assets measured 43.7% reflecting $284.2 million of cash and $50.2 million of securities on hand.

▪
For the quarter ended March 31, 2012, we achieved a 2.4 EBITDA to interest coverage ratio and a 7.2 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

▪	Subsequent to quarter end, we used available corporate funds to redeem the remaining $151.2 million balance of our $300.0 million 5.75% unsecured senior note issue due April 1, 2012.

▪
Subsequent to quarter end as previously disclosed, we closed a public offering of 4.0 million shares of 6.90% Series E Cumulative Redeemable Preferred Shares at $25.00 per share. We will use a portion of the net proceeds from this offering to fund the previously announced redemption of all 2.0 million outstanding shares of our 7.50% Series C Cumulative Redeemable Preferred Shares at an aggregate cost of $50.0 million plus accumulated and unpaid dividends and used the remaining net proceeds for general corporate purposes. We will recognize a $2.1 million preferred share redemption expense in the second quarter of 2012 related to the redemption of our 7.50% Series C Cumulative Redeemable Preferred Shares.

Investment Highlights

▪
During the first quarter of 2012, we completed the acquisition of 660 West Germantown Pike, a 154,392 square foot vacant office building located in Plymouth Meeting, Pennsylvania for $9.1 million and subsequently commenced a redevelopment of the entire property at a projected incremental cost of $18.8 million. We expect to deliver the finished building by the end of this year and are already 58.2% pre-leased. We funded the acquisition and expect to fund the redevelopment costs with available corporate funds.

▪
During the first quarter of 2012, we completed the previously disclosed disposition of a fully leased, 268,240 square foot office building located in Herndon, Virginia for $91.1 million and also completed the disposition of a 90.1% leased, 32,978 square foot office building in Moorestown, New Jersey for $3.0 million. We used the net proceeds from these sales for general corporate purposes.

Distributions

On March 20, 2012, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on April 19, 2012 to shareholders of record as of April 5, 2012. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on April 16, 2012 to holders of record as of March 30, 2012 of the Series C and Series D Preferred Shares, respectively.
All of our outstanding 7.50% Series C Cumulative Redeemable Preferred Shares have been called for early redemption on May 3, 2012 on which date each share will receive the $25.00 redemption price plus $0.09375 of accumulated and unpaid dividends.

2012 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for 2012 FFO per diluted share to a range of $1.30 to $1.35 versus the prior range of $1.35 to $1.41. The adjustment reflects an aggregate reduction of $0.07 per diluted share - $0.03 per diluted share from our preferred share issuance and associated preferred share redemption and $0.04 per diluted share from the higher and earlier level of executed and anticipated sales activity versus our plan - offset by approximately $0.02 per diluted share from better operating results. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2012 FFO per diluted share and earnings per diluted share:

Guidance for 2012	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.25)	to	$(0.20)
Plus: real estate depreciation and amortization	1.55		1.55

FFO per diluted share	$1.30	to	$1.35
Our 2012 FFO guidance does not include income arising from sales or the impact of future impairments, and does not include any income from the sale of undepreciated real estate. Our 2012 earnings and FFO per diluted share each reflect $0.08 per diluted share of net non-cash income attributable to the second of five annual recognitions of 20% of the total net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 89.4% by year-end 2012, a (1.0%) decline - 2.0% increase (GAAP) in overall lease rates, a resulting 0.5 - 2.5% increase in 2012 same store NOI (GAAP), no additional capital markets activity, $175.0 million of aggregate sales activity and 147.0 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued

operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, April 26, 2012 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #29831068. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 10, 2012 by calling 1-855-859-2056 and providing access code 29831068. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Second Quarter 2012 Conference Call
We anticipate we will release our second quarter 2012 earnings on Wednesday, July 25, 2012, after the market close and will host our second quarter 2012 conference call on Thursday, July 26, 2012, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 306 properties and 34.6 million square feet, including 231 properties and 25.1 million square feet owned on a consolidated basis and 52 properties and 6.5 million square feet in 18 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,717,124	$4,793,080
Accumulated depreciation	(884,026)	(865,710)
	3,833,098	3,927,370
Construction-in-progress	38,442	25,083
Land inventory	109,285	109,008
	3,980,825	4,061,461

Cash and cash equivalents	284,236	410
Held to maturity securities	50,164	—
Accounts receivable, net	14,038	14,718
Accrued rent receivable, net	110,853	108,101
Investment in real estate ventures	127,536	115,807
Deferred costs, net	118,685	115,362
Intangible assets, net	63,969	70,515
Notes receivable	17,991	18,186
Other assets	57,046	53,158

Total assets	$4,825,343	$4,557,718

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$508,210	$511,061
Unsecured credit facility	—	275,500
Unsecured term loan	600,000	37,500
Unsecured senior notes, net of discounts	1,566,240	1,569,934
Accounts payable and accrued expenses	72,832	69,929
Distributions payable	23,860	23,895
Deferred income, gains and rent	99,905	99,569
Acquired lease intangibles, net	33,278	35,106
Other liabilities	45,576	45,528
Total liabilities	2,949,901	2,668,022

Brandywine Realty Trust's equity:
Preferred shares - Series C	20	20
Preferred shares - Series D	23	23
Common shares	1,428	1,424
Additional paid-in capital	2,777,148	2,776,197
Deferred compensation payable in common stock	5,436	5,631
Common shares held in grantor trust	(5,436)	(5,631)
Cumulative earnings	486,491	477,338
Accumulated other comprehensive loss	(6,005)	(6,079)
Cumulative distributions	(1,415,916)	(1,392,332)
Total Brandywine Realty Trust's equity	1,843,189	1,856,591

Non-controlling interests	32,253	33,105
Total equity	1,875,442	1,889,696

Total liabilities and equity	$4,825,343	$4,557,718

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenue
Rents	$116,296	$117,362
Tenant reimbursements	19,332	22,532
Termination fees	1,497	568
Third party management fees, labor reimbursement and leasing	3,142	2,753
Other	1,534	1,083
Total revenue	141,801	144,298

Operating Expenses
Property operating expenses	40,197	45,002
Real estate taxes	14,333	13,958
Third party management expenses	1,250	1,510
Depreciation and amortization	50,502	50,295
General & administrative expenses	6,050	6,244
Total operating expenses	112,332	117,009

Operating income	29,469	27,289

Other income (expense)
Interest income	483	441
Interest expense	(34,144)	(32,393)
Deferred financing costs	(1,311)	(928)
Interest expense - financing obligation	(182)	—
Equity in income of real estate ventures	44	1,233
Net gain on sale of interests in real estate	—	2,791
Loss on early extinguishment of debt	(248)	—

Loss from continuing operations	(5,889)	(1,567)

Discontinued operations:
Income from discontinued operations	557	1,077
Net gain on disposition of discontinued operations	14,668	—
Total discontinued operations	15,225	1,077

Net gain (loss)	9,336	(490)

Net income from discontinued operations attributable to non-controlling interests - LP units	(279)	(22)
Net loss from continuing operations attributable to non-controlling interests - LP units	145	73
Net loss attributable to non-controlling interests	(134)	51

Net loss attributable to Brandywine Realty Trust	9,202	(439)
Preferred share dividends	(1,998)	(1,998)
Amount allocated to unvested restricted shareholders	(96)	(142)

Net income (loss) attributable to common shareholders	$7,108	$(2,579)
PER SHARE DATA
Basic income (loss) per common share	$0.05	$(0.02)

Basic weighted-average shares outstanding	142,820,955	134,577,421

Diluted income (loss) per common share	$0.05	$(0.02)

Diluted weighted-average shares outstanding	142,820,955	134,577,421

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,
	2012	2011

Reconciliation of Net Loss to Funds from Operations:
Net loss attributable to common shareholders	$7,108	$(2,579)

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(145)	(73)
Amount allocated to unvested restricted shareholders	96	142
Net gain on sale of interests in real estate	—	(2,791)
Net income from discontinued operations attributable to non-controlling interests - LP units	279	22
Net loss on disposition of discontinued operations	(14,668)	—

Depreciation and amortization:
Real property - continuing operations	39,540	38,056
Leasing costs (includes acquired intangibles) - continuing operations	10,856	11,935
Real property - discontinued operations	802	1,363
Leasing costs (includes acquired intangibles) - discontinued operations	149	63
Company's share of unconsolidated real estate ventures	3,390	2,381

Funds from operations	$47,407	$48,519
Funds from operations allocable to unvested restricted shareholders	(318)	(340)

Funds from operations available to common share and unit holders (FFO)	$47,089	$48,179

FFO per share - fully diluted	$0.32	$0.33

Weighted-average shares/units outstanding - fully diluted	145,901,718	145,848,318

Dividends paid per common share	$0.15	$0.15

Payout ratio of FFO (Dividends paid per common share divided / FFO per diluted share)	46.9%	45.5%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$47,089	$48,179

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(6,930)	(4,729)
Deferred market rental income, including discontinued operations	(176)	—
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(1,441)	(1,261)
Historic tax credit transaction income	(323)	59
Straight-line and deferred market ground rent expense activity	498	524
Stock-based compensation costs	1,290	1,372
Fair market value amortization - mortgage notes payable	91	(243)
Debt discount amortization - exchangeable notes	—	272
Sub-total certain non-cash items	(6,991)	(4,006)
Less: Revenue maintaining capital expenditures:
Building improvements	(878)	(1,567)
Tenant improvements	(8,944)	(13,169)
Lease commissions	(2,476)	(4,026)
Total revenue maintaining capital expenditures	(12,298)	(18,762)

Cash available for distribution	$27,800	$25,411

CAD per share - fully diluted	$0.19	$0.18

Weighted-average shares/units outstanding - fully diluted	145,901,718	145,848,318
Less: certain partnership units which were not entitled to distributions until August 5, 2011	—	(7,111,112)
Adjusted Weighted-average shares/units outstanding - fully diluted	145,901,718	138,737,206

Dividends paid per common share	$0.15	$0.15

Payout ratio of CAD (Dividends paid per common share / CAD per diluted share)	78.9%	83.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 1ST QUARTER
(unaudited and in thousands)

Of the 231 properties owned by the Company as of March 31, 2012, a total of 225 properties ("Same Store Properties") containing an aggregate of 24.5 million net rentable square feet were owned for the entire three-month periods ended March 31, 2012 and 2011. Average occupancy for the Same Store Properties was 86.8% during 2012 and 85.0% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2012	2011

Revenue
Rents	$115,381	$114,982
Tenant reimbursements	19,140	22,400
Termination fees	1,497	568
Other	1,391	772
	137,409	138,722

Operating expenses
Property operating expenses	41,729	47,132
Real estate taxes	14,059	13,530

Net operating income	$81,621	$78,060

Net operating income - percentage change over prior year	4.6%

Net operating income, excluding termination fees & other	$78,733	$76,720

Net operating income, excluding termination fees & other - percentage change over prior year	2.6%

Net operating income	$81,621	$78,060
Straight line rents	(6,624)	(4,517)
Above/below market rent amortization	(1,321)	(1,220)
Non-cash ground rent	498	524

Cash - Net operating income	$74,174	$72,847

Cash - Net operating income - percentage change over prior year	1.8%

Cash - Net operating income, excluding termination fees & other	$71,286	$71,507

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	(0.3)%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended March 31,
	2012	2011

Net income (loss):	$9,336	$(490)
Add/(deduct):
Interest income	(483)	(441)
Interest expense	34,144	32,393
Deferred financing costs	1,311	928
Interest expense - financing obligation	182	—
Equity in income of real estate ventures	(44)	(1,233)
Depreciation and amortization	50,502	50,295
Net gain on sale on interests in real estate	—	(2,791)
Loss on early extinguishment of debt	248	—
General & administrative expenses	6,050	6,244
Total discontinued operations	(15,225)	(1,077)

Consolidated net operating income	86,021	83,828
Less: Net operating income of non same store properties	(982)	49
Less: Eliminations and non-property specific net operating income	(3,418)	(5,817)

Same Store net operating income	$81,621	$78,060